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                                                                    EXHIBIT 23.1





                        Consent of Independent Auditors
                        -------------------------------


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Atmos Energy Corporation Employee Stock Ownership Plan and Trust for the registration of 1,000,000 shares of common stock, no par value, of our reports dated November 8, 2000 and November 14, 2000, with respect to the consolidated financial statements of Atmos Energy Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2000 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                    /s/ ERNST & YOUNG LLP

Dallas, Texas
June 22, 2001